UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): February 2, 2010

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, Emerson Electric Co. announced the promotion of Frank J. Dellaquila, 53, to Chief Financial Officer, succeeding Walter J. Galvin.  Mr. Galvin will remain with the Company as Vice Chairman and Director.

Following his promotion, Mr. Dellaquila will continue to serve as Senior Vice President.  Mr. Dellaquila previously served as Senior Vice President – Acquisitions and Development from 2004 until his promotion to Senior Vice President-Finance and Controller in August 2009, and has been an officer of Emerson since 1991.

In connection with his promotion, Mr. Dellaquila’s base salary was increased to $450,000.  In addition, he received an award of 20,000 performance share units under the Company’s 2010 performance shares program, which are subject to the achievement of the performance target over a four-year performance period ending at the end of Fiscal 2013.  For additional information on these performance shares, please see “Executive Compensation” in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders.

A copy of the February 2, 2010 press release announcing Mr. Dellaquila’s election is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated February 2, 2010.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 5, 2010	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Press Release dated February 2, 2010.